EX-99.(16)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James A. McNamara, Caroline L. Kraus, Joseph F. DiMaria, Robert Griffith and Shane Shannon, jointly and severally, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable Goldman Sachs Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the filing and effectiveness of the Trust’s Registration Statement on Form N-14 (the “Registration Statement”), relating to the proposed reorganization of Goldman Sachs U.S. Equity ESG Fund with and into Goldman Sachs Enhanced U.S. Equity Fund (until April 25, 2025, Goldman Sachs Enhanced Core Equity Fund), each a series of the Trust, and any and all amendments (including post-effective amendments) to the Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, any and all such amendments to the Registration Statement filed with the SEC under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

As to each of the undersigned, this Power of Attorney shall be valid from the date hereof until revoked by such individual.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ James A. McNamara	President (Chief Executive Officer) and Trustee	February 12, 2025
James A. McNamara

/s/ Joseph F. DiMaria	Treasurer, Principal Financial Officer and Principal Accounting Officer	February 12, 2025
Joseph F. DiMaria

/s/ Gregory G. Weaver	Chair and Trustee	February 12, 2025
Gregory G. Weaver

/s/ Cheryl K. Beebe	Trustee	February 12, 2025
Cheryl K. Beebe

/s/ Dwight L. Bush	Trustee	February 12, 2025
Dwight L. Bush

/s/ Kathryn A. Cassidy	Trustee	February 12, 2025
Kathryn A. Cassidy

/s/ John G. Chou	Trustee	February 12, 2025
John G. Chou

/s/ Joaquin Delgado	Trustee	February 12, 2025
Joaquin Delgado

/s/ Eileen H. Dowling	Trustee	February 12, 2025
Eileen H. Dowling

/s/ Lawrence Hughes	Trustee	February 12, 2025
Lawrence Hughes

/s/ John F. Killian	Trustee	February 12, 2025
John F. Killian

/s/ Steven D. Krichmar	Trustee	February 12, 2025
Steven D. Krichmar

/s/ Michael Latham	Trustee	February 12, 2025
Michael Latham

/s/ Lawrence W. Stranghoener	Trustee	February 12, 2025
Lawrence W. Stranghoener